Exhibit 32(a)

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Nobility Homes, Inc. (the “Company”), hereby certify that:

1.	The Quarterly Report on Form 10-Q of the Company for the quarter ended August 4, 2012 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: May 23, 2013	By:	/s/ Terry E. Trexler
Terry E. Trexler, Chairman,
President and Chief Executive Officer

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